NEWS RELEASE

MMI PRODUCTS, INC.

400 N. Sam Houston Parkway E.

Suite 1200

Houston, TX 77060

Contact: Robert N. Tenczar

Chief Financial Officer

(281) 876-0080

MMI Products, Inc. Reports Third Quarter 2005 Results

HOUSTON, Texas, November 14, 2005 - MMI Products, Inc. ("MMI", the "Company"), a leading manufacturer and distributor of products used in construction activities, reports third quarter net sales of $195.5 million, $10.7 million or 5.8 percent higher than in the third quarter of 2004. Income before interest and income taxes ("EBIT") was $12.0 million, a $13.1 million decline from the $25.1 million reported in the third quarter of 2004. For the first nine months of 2005, MMI's EBIT was $29.4 million as compared to $58.2 million during the first nine months of 2004. Net income for the first nine months of 2005 was $3.4 million.

MMI's third quarter 2005 net sales increase of $10.7 million as compared to the same period in 2004 was comprised of a $7.3 million increase in the Company's Fence segment and a $3.4 million increase in the Concrete Construction Products segment. The volume of units sold in both segments increased over the comparable period in 2004 but pricing declines mitigated the benefit.

The $13.1 million decline in 2005's third quarter EBIT as compared to the same period in 2004 included $11.7 million in lower gross profit, with most of the remainder due to higher Selling, General and Administrative ("SG&A") expenses. The Fence segment gross profit declined $7.1 million due to price declines in certain product categories and a shift in product mix which also resulted in less efficient utilization of manufacturing facilities. The $4.6 million decline in the gross profit of the Concrete Construction Products segment was primarily due to price declines that followed decreases in steel cost prices that began to trend down late in the first quarter of 2005. An unfavorable variance in unit production costs during the quarter was due to inefficiencies associated with both product mix and some temporary adjustments to production scheduling at certain plants. Most of the increase in SG&A expenses was attributable to costs incurred in expanding sales, marketing and distribution functions, due in part to the opening of new distribution centers for concrete accessories' products.

At October 1, 2005, the borrowing base under the Company's revolving credit facility was $145.1 million and excess availability was $47.3 million. Working capital decreased from $173.3 million as of year-end 2004 to $165.3 million at October 1, 2005 due to lower inventory levels and an increase in accounts payable, offsetting a seasonal increase in accounts receivable. Capital expenditures during the third quarter of 2005 totaled $2.7 million and an additional $2.8 million of newly acquired machinery and equipment was placed into service under capital lease obligations. At November 11, 2005, excess availability was $53 million.

MMI's president and CEO, John Piecuch, stated, "The third quarter was indeed a period of many different challenges, culminating in the difficulties brought on by the hurricanes that struck the Gulf region. Both our fence and concrete accessories' distribution locations in New Orleans were shutdown for a period of time in September due to the hurricanes and much of our customer base in the Gulf area was affected to some degree. Nevertheless, we are encouraged by the fact that in our Fence business, the third quarter recorded a strong quarterly year-over-year increase in volumes, a trend that is continuing into the fourth quarter. Furthermore, we are optimistic that margins can also improve, due in part to improvements in our cost of goods sold, helped by manufacturing cost savings related to new investments in capital equipment. These projects had been delayed for a number of months due to supplier related issues.

"In the Concrete Construction Products segment, volume gains were supported by selected capacity enhancements, broader geographic coverage and a number of new product introductions."

MMI Products, Inc. will broadcast a conference call to discuss its third quarter 2005 results on Monday, November 14, 2005, at 3:00 p.m. Central time. Interested parties may participate by dialing (866) 814-8476 at least ten minutes before the start of the call to register. A replay of the call will be available from 6:30 p.m. Central time, Monday, November 14, 2005, until 11:59 p.m. Central time, Wednesday, December 14, 2005, by calling (888) 266-2081 and entering access code 803507.

Organized in 1953, MMI Products, Inc. is a wholly-owned subsidiary of Merchants Metals Holding Company. MMI Products is a leading manufacturer and distributor of products used in the North American public infrastructure, nonresidential and residential construction industries with established leading market positions in each of two reporting segments, Fence and Concrete Construction Products. Products in the Fence segment include chain-link fence fabric, fittings, ornamental iron fence and other related products which are manufactured and distributed by the Company, as well as steel pipe and tubing, wood, vinyl and aluminum products which are primarily manufactured by third parties and distributed by the Company. The Concrete Construction Products segment consists of various classes of welded steel reinforcement, which serve as a structural grid for concrete construction used in building, road, bridge, runway, and sewage and drainage projects, and PC strand, which is used in pretensioned and post-tensioned concrete construction. In addition, the Concrete Construction Products segment produces over 2,000 types of hardware accessories used in concrete construction applications, including products used to position and install steel reinforcing bar and welded steel reinforcement products.

Statements made herein that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions ("Factors") which are difficult to predict. Some of the Factors that could cause actual results to differ materially from those expressed in the forward-looking statements include, but are not limited to: the cyclical nature of the Company's business; national and regional economic conditions in the United States; seasonality of the Company's operations; levels of construction spending in major markets; the cost and availability of raw materials inventory (primarily steel rod); supply/demand structure of the industry; competition from new or existing competitors; unfavorable weather conditions during peak construction periods; changes in and implementation of environmental and other governmental regulations; our ability to successfully identify, complete and efficiently integrate acquisitions; our ability to successfully penetrate new markets; and other Factors disclosed in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. In general, the Company is subject to the risks and uncertainties of the construction industry and of doing business in the United States. The forward-looking statements are made as of this date and the Company undertakes no obligation to update them, whether as a result of new information, future events or otherwise.

MMI's condensed consolidated financial statements for the quarter and nine months ended October 1, 2005, will be included in the Form 10-Q to be filed with the Securities and Exchange Commission on or before November 15, 2005.

Questions regarding this news release should be directed to Robert N. Tenczar, Chief Financial Officer, at (281) 876-0080.

MMI PRODUCTS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(In Thousands)

	Three Months Ended		Nine Months Ended
	October 1,	October 2,	October 1,	October 2,
	2005	2004	2005	2004

Net sales	$195,450	$184,786	$545,378	$ 521,629
Cost of sales	161,771	139,439	450,648	395,917
Gross profit	33,679	45,347	94,730	125,712
Selling, general and administrative expense	22,126	20,177	65,276	64,742
Other (income) expense, net	(459)	81	49	2,723
Income before interest and income taxes	12,012	25,089	29,405	58,247
Interest expense	8,013	7,318	23,335	21,971
Income before income taxes	3,999	17,771	6,070	36,276
Provision for income taxes	1,870	7,126	2,650	14,547
Net income	$2,129	$10,645	$3,420	$21,729

SEGMENT REPORTING
	Three Months Ended		Nine Months Ended
	October 1,	October 2,	October 1,	October 2,
	2005	2004	2005	2004

Net sales:
Fence	$ 94,607	$ 87,322	$ 252,891	$ 260,410
Concrete Construction Products	100,843	97,464	292,487	261,219
Total	$ 195,450	$ 184,786	$ 545,378	$ 521,629

Gross profit:
Fence	$ 16,226	$ 23,321	$ 42,360	$ 65,790
Concrete Construction Products	17,453	22,026	52,370	59,922
Total	$ 33,679	$ 45,347	$ 94,730	$ 125,712

Income (loss) before interest and income taxes:
Fence	$ 3,166	$ 10,356	$ 2,982	$ 23,267
Concrete Construction Products	8,846	14,733	26,423	34,980
Total	$ 12,012	$ 25,089	$ 29,405	$ 58,247

Depreciation and amortization:
Fence	$ 828	$ 848	$ 2,514	$ 2,886
Concrete Construction Products	2,135	2,251	6,438	6,968
Total	$ 2,963	$ 3,099	$ 8,952	$ 9,854

Note: The quarterly information presented above for 2005 and 2004 includes a reclassification from selling, general and administrative expense to cost of sales for costs incurred related to Company operated vehicles used to deliver products to customers. See the attachment for a restated presentation of the 2005 and 2004 quarterly information to reflect this reclassification.

MMI PRODUCTS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share information)

	October 1, 2005	January 1, 2005
ASSETS	(Unaudited)
Current assets:
Cash	$ 7,979	$ 3,998
Accounts receivable, net of allowance for doubtful accounts of $1,544 and $1,933, respectively	99,911	72,726
Inventories	145,550	162,089
Deferred income taxes	5,879	6,333
Prepaid expenses and other current assets	3,379	1,702
Total current assets	262,698	246,848
Property, plant and equipment, net	83,079	75,004
Goodwill	60,398	60,398
Deferred charges and other assets	11,617	11,218
Due from MMHC	212	16
Total assets	$ 418,004	$ 393,484

LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
Accounts payable	$ 58,257	$ 36,250
Accrued liabilities	21,561	27,022
Accrued interest	10,805	5,036
Income tax payable	1,819	2,169
Current maturities of long-term obligations	4,962	3,082
Total current liabilities	97,404	73,559
Long-term obligations	300,835	303,579
Deferred income taxes	13,100	13,485
Other long-term liabilities	987	690

Stockholder's equity:
Common stock, $1 par value; 500,000 shares authorized; 252,000 shares issued and outstanding	252	252
Additional paid-in capital	22,515	22,515
Accumulated other comprehensive loss, net of tax of $188 and $244, respectively	(294)	(381)
Retained deficit	(16,795)	(20,215)
Total stockholder's equity	5,678	2,171
Total liabilities and stockholder's equity	$ 418,004	$ 393,484

 MMI PRODUCTS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(In Thousands)

	Nine Months Ended
	October 1, 2005	October 2, 2004
Operating Activities:
Net income	$ 3,420	$ 21,729
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	8,952	9,854
Provision for losses on accounts receivable	403	2,963
Provision for losses on inventories	518	2,888
Deferred income taxes	17	1,716
Impairment charges	497	671
Gain on sale of property, plant and equipment	(81)	(897)
Gain on sale of rental equipment	(978)	-
Other	1,393	1,273
Changes in operating assets and liabilities:
Accounts receivable	(27,588)	(26,450)
Inventories	16,021	(53,072)
Prepaid expenses and other assets	(2,014)	(4,757)
Accounts payable and accrued liabilities	22,612	23,521
Income taxes payable	(350)	10,462
Due from holding company	(196)	-
Net cash provided by (used in) operating activities	22,626	(10,099)
Investing Activities:
Capital expenditures	(10,015)	(6,410)
Refunds (deposits) relating to new equipment	467	(1,866)
Proceeds from sale of property, plant and equipment	627	3,639
Proceeds from sale of rental equipment	1,291	-
Other	(2,297)	(341)
Net cash used in investing activities	(9,927)	(4,978)
Financing Activities:
Proceeds from debt obligations	168,998	190,288
Payments on debt obligations	(179,136)	(171,315)
Payments on capital lease obligations	(2,174)	(1,609)
Proceeds from sale/leaseback transactions	3,693	-
Debt costs	(99)	(539)
Net cash (used in) provided by financing activities	(8,718)	16,825
Net change in cash	3,981	1,748
Cash, beginning of period	3,998	3,529
Cash, end of period	$ 7,979	$ 5,277

	2005				2004
	Q1	Q2	Q3	Q3 YTD	Q1	Q2	Q3	Q3 YTD	Q4	Total

Net sales	$154,635	$195,293	$195,450	$545,378	$151,405	$185,438	$184,786	$521,629	$152,275	$673,904
Cost of sales	128,126	160,751	161,771	450,648	122,021	134,457	139,439	395,917	123,452	519,369
Gross profit	26,509	34,542	33,679	94,730	29,384	50,981	45,347	125,712	28,823	154,535
Selling, general and admin. expenses	20,840	22,310	22,126	65,276	20,245	24,320	20,177	64,742	20,995	85,737
Other (income) expense	654	(146)	(459)	49	1,243	1,399	81	2,723	735	3,458
Income before interest and income taxes	5,015	12,378	12,012	29,405	7,896	25,262	25,089	58,247	7,093	65,340
Interest expense	7,552	7,770	8,013	23,335	7,268	7,385	7,318	21,971	7,412	29,383
Income (loss) before income taxes	(2,537)	4,608	3,999	6,070	628	17,877	17,771	36,276	(319)	35,957
Provision for (benefit from) income taxes	(956)	1,736	1,870	2,650	252	7,169	7,126	14,547	524	15,071
Net income (loss)	$(1,581)	$2,872	$2,129	$3,420	$376	$10,708	$10,645	$21,729	$(843)	$20,886

SEGMENT REPORTING
	2005				2004
	Q1	Q2	Q3	Q3 YTD	Q1	Q2	Q3	Q3 YTD	Q4	Total

Net sales:
Fence	$66,256	$92,028	$94,607	$252,891	$78,696	$94,392	$87,322	$260,410	$72,389	$332,799
Concrete Const. Products	88,379	103,265	100,843	292,487	72,709	91,046	97,464	261,219	79,886	341,105
Total	$154,635	$195,293	$195,450	$545,378	$151,405	$185,438	$184,786	$521,629	$152,275	$673,904

Gross profit:
Fence	$11,618	$14,516	$16,226	$42,360	$15,620	$26,849	$23,321	$65,790	$14,583	$80,373
Concrete Const. Products	14,891	20,026	17,453	52,370	13,764	24,132	22,026	59,922	14,240	74,162
Total	$26,509	$34,542	$33,679	$94,730	$29,384	$50,981	$45,347	$125,712	$28,823	$154,535

Income (loss) before interest and income taxes:
Fence	$(1,098)	$914	$3,166	$2,982	$2,284	$10,627	$10,356	$23,267	$1,034	$24,301
Concrete Const. Products	6,113	11,464	8,846	26,423	5,612	14,635	14,733	34,980	6,059	41,039
Total	$5,015	$12,378	$12,012	$29,405	$7,896	$25,262	$25,089	$58,247	$7,093	$65,340

Depreciation and amortization:
Fence	$830	$856	$828	$2,514	$826	$1,212	$848	$2,886	$913	$3,799
Concrete Const. Products	2,171	2,132	2,135	6,438	2,213	2,504	2,251	6,968	2,282	9,250
Total	$3,001	$2,988	$2,963	$8,952	$3,039	$3,716	$3,099	$9,854	$3,195	$13,049

Note: The quarterly information presented above for 2005 and 2004 includes a reclassification from selling, general and administrative expense to cost of sales for costs incurred related to Company operated vehicles used to delivery products to customers.